Exhibit 99.1

OPNET Announces Results for Third Quarter of Fiscal 2008

Revenue of $26 million

Deferred revenue of $26.5 million

Diluted earnings per share of negative $0.06

BETHESDA, MD—February 4, 2008—OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of solutions for managing networks and applications, today announced that quarterly revenue for the third fiscal quarter, ended December 31, 2007, was $26 million, compared to $24.5 million for the same quarter in the prior fiscal year. Earnings per share on a diluted basis for the third quarter of fiscal 2008 were negative $0.06, compared to positive $0.14 for the same quarter in the prior fiscal year.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased with our fiscal Q3 sales results. We achieved record quarterly revenue of $26 million while increasing our deferred revenue sequentially by $4.5 million. Both our total revenue and deferred revenue growth were driven by record bookings from our corporate enterprise sales teams, which increased by more than 25% from fiscal Q3 2007, and increased by more than 50% sequentially. Our North American enterprise business was particularly strong, with records in four of six regions. We are also very pleased with the rapid integration into our business of our new appliance-based ACE Live solutions, which was accelerated by our acquisition of certain assets of Network Physics in October of 2007. We believe that our ACE Live appliance solutions, which contributed revenue in Q3, have us well-positioned to capitalize on the significant growth projected for the appliance-based end user monitoring market. Furthermore, we believe that our comprehensive application performance management portfolio, which now includes real-time monitoring and troubleshooting for both networks and systems, active monitoring, and predictive planning, significantly increases our addressable market.”

Mr. Cohen continued, “While we anticipated the near term pressure our recent acquisition is putting on operating income, we believe the resulting acceleration in the expansion of our application performance management portfolio greatly enhances the Company’s growth opportunities. We are now in a stronger position to increase license revenue while managing expenses to grow operating income.”

The Company’s third quarter fiscal 2008 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled, “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the Third Quarter of Fiscal 2008:

•

Grew revenue year-over-year 6.1% to $26 million from $24.5 million for the same quarter of fiscal 2007. Revenue for the quarter increased sequentially 4.1% from $25.0 million for the second quarter of fiscal 2008.

•

License revenue decreased year-over-year by 6.8% to $10.2 million from $11.0 million for the same quarter of fiscal 2007. License revenue for the quarter increased sequentially 6.1% from $9.6 million for the second quarter of fiscal 2008.

•

Ended the quarter with deferred revenue of $26.5 million, a 32.5% increase year-over-year from $20 million for the same quarter of fiscal 2007 and a 20.5% increase sequentially from $22 million in the second quarter of fiscal 2008.

•

Gross profit decreased year-over-year to $19.1 million from $19.4 million for the same quarter of fiscal 2007. Gross profit increased sequentially from $19.0 million in the second quarter of fiscal 2008.

•

Operating income decreased year-over-year to a loss of $2.3 million from income of $2.7 million for the same quarter of fiscal 2007. Operating income decreased sequentially from $211 thousand in the second quarter of fiscal 2008.

Non-GAAP Financial Highlights for the Third Quarter of Fiscal 2008:

•

Non-GAAP gross profit increased year-over-year to $19.7 million from $19.6 million for the same quarter of fiscal 2007. Non-GAAP gross profit increased sequentially from $19.2 million in the second quarter of fiscal 2008.

•

Non-GAAP operating income decreased year-over-year to a loss of $1.3 million from income of $3.2 million for the same quarter of fiscal 2007. Non-GAAP operating income decreased sequentially from $808 thousand in the second quarter of fiscal 2008.

•

Non-GAAP net (loss) income decreased year-over-year to $(360) thousand from $3.4 million for the same quarter of fiscal 2007. Non-GAAP net (loss) income decreased sequentially from $1.9 million in the second quarter of fiscal 2008.

Fourth Quarter Fiscal Year 2008 Financial Outlook

OPNET currently expects fiscal 2008 fourth quarter GAAP revenue to be between $26.5 million and $28.5 million, and GAAP earnings per share to be between negative $0.05 and positive $0.03. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Monday, February 4, 2008 at 5:00 pm EDT to review financial results for the third quarter of fiscal 2008.

To listen to the OPNET investor conference call:

•	Call 877-407-9205 in the U.S. or 201-689-8054 for international callers, or

•

Use the webcast at www.opnet.com, or at www.investorcalendar.com (click on OPNT under “VCalls by Date”). Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 877-660-6853 or 201-612-7415 for international callers. For replay, enter account # 286, conference ID # 258223. The replay will be available from 7:00 pm Eastern Time February 4th through 11:59 pm Eastern Time February 11th.

•	The webcast will be available at www.opnet.com or at www.investorcalendar.com, archived for seven days.

Use of Non-GAAP Measures

The Company uses non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP to evaluate the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. The Company incurs amortization of intangibles, which is included in its GAAP presentation of amortization of acquired technology and customer relationships, and research and development, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, and are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after a given acquisition, and it excludes such expenses when evaluating the Company’s financial performance.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation, which is included in its GAAP presentation of cost of software license updates, technical support and services, cost of professional services, research and development expense, sales and marketing expense and general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its quarterly and annual assessments of the Company’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of solutions for managing networks and applications. For more information about OPNET and its products, visit www.opnet.com.

###

OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update statements. Forward-looking statements, including comments concerning expected revenue for the fourth quarter of fiscal 2008, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. For a discussion of risk factors, see OPNET’s reports, including its most recent 10-Q and 10-K, filed with the Securities & Exchange Commission.

OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
Revenue:
New software licenses	$10,224	$10,974	$28,550	$32,483
Software license updates, technical support, and services	8,889	7,185	25,573	20,622
Professional services	6,904	6,363	20,217	17,666

Total revenue	26,017	24,522	74,340	70,771

Cost of revenue:
New software licenses	370	197	733	518
Software license updates, technical support, and services	1,066	752	3,305	2,220
Professional services	4,886	4,033	13,778	11,556
Amortization of acquired technology and customer relationships	604	182	933	559

Total cost of revenue	6,926	5,164	18,749	14,853

Gross profit	19,091	19,358	55,591	55,918

Operating expenses:
Research and development	7,190	5,512	19,993	16,101
Sales and marketing	10,744	8,259	28,859	25,226
General and administrative	3,503	2,854	8,933	8,242

Total operating expenses	21,437	16,625	57,785	49,569

(Loss) income from operations	(2,346)	2,733	(2,194)	6,349
Interest and other income, net	902	993	2,953	2,884

(Loss) income before provision for income taxes	(1,444)	3,726	759	9,233
(Benefit) provision for income taxes	(132)	702	123	2,847

Net (loss) income	$(1,312)	$3,024	$636	$6,386

Basic net (loss) income per common share	$(0.06)	$0.15	$0.03	$0.32

Diluted net (loss) income per common share	$(0.06)	$0.14	$0.03	$0.30

Basic weighted average common shares outstanding	20,273	20,365	20,389	20,270

Diluted weighted average common shares outstanding	20,273	21,387	20,711	21,125

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,
	2007	2006	2007
GAAP gross profit	$19,091	$19,358	$19,026
Stock-based compensation expense	36	26	54
Amortization of intangibles	604	182	165

Total adjustments to GAAP gross profit	640	208	219

Non-GAAP gross profit	$19,731	$19,566	$19,245

GAAP (loss) income from operations	$(2,346)	$2,733	$211
Stock-based compensation expense	362	284	432
Amortization of intangibles	686	182	165

Total adjustments to GAAP (loss) income from operations	1,048	466	597

Non-GAAP (loss) income from operations	$(1,298)	$3,199	$808

GAAP net (loss) income	$(1,312)	$3,024	$1,301
Stock-based compensation expense	362	284	432
Amortization of intangibles	686	182	165

Total adjustments to GAAP income before provision for income taxes	1,048	466	597

Provision (benefit) provision for income tax	96	86	(27)

Non-GAAP net (loss) income	$(360)	$3,404	$1,925

Diluted net (loss) income per common share:
GAAP	$(0.06)	$0.14	$0.06

Non-GAAP	$(0.02)	$0.16	$0.09

Diluted weighted average common shares outstanding GAAP (1)	20,273	21,387	20,926

(1)	No adjustment has been made to the GAAP diluted weighted average common shares outstanding.

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	December 31, 2007	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$29,461	$34,766
Marketable securities	52,295	56,615
Accounts receivable	20,344	21,604
Unbilled accounts receivable	5,213	3,696
Inventory	268	—
Deferred income taxes, prepaid expenses and other current assets	4,124	4,366

Total current assets	111,705	121,047

Property and equipment, net	10,590	8,745
Intangible assets, net	9,275	899
Goodwill	14,639	14,639
Deferred income taxes and other assets	3,334	2,328

Total assets	$149,543	$147,658

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$471	$276
Accrued liabilities	8,880	8,321
Other income taxes	243	458
Deferred rent	234	210
Deferred revenue	25,272	22,414

Total current liabilities	35,100	31,679

Accrued liabilities	59	259
Deferred rent	1,853	1,956
Deferred revenue	1,275	893
Other income taxes	550	—

Total liabilities	38,837	34,787

Stockholders’ equity:
Common stock	27	27
Additional paid-in capital	88,951	86,881
Retained earnings	34,942	34,815
Accumulated other comprehensive income	459	394
Treasury stock, at cost	(13,673)	(9,246)

Total stockholders’ equity	110,706	112,871

Total liabilities and stockholders’ equity	$149,543	$147,658

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Earnings Release Investor Update
February 4, 2008
OPNET Confidential – Not for release to third parties © 2007 OPNET Technologies, Inc. All rights reserved. OPNET and OPNET product names are trademarks of OPNET Technologies, Inc.

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OPNET Confidential – Not for release to third parties © 2007 OPNET Technologies, Inc. All rights reserved. OPNET and OPNET product names are trademarks of OPNET Technologies, Inc.
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Safe Harbor Rules
Various remarks that we may make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company’s or management’s intentions, hopes, beliefs, expectations, or predictions. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations.
All  forward-looking statements included in this document are based upon information available to OPNET Technologies, Inc. as of the date hereof.  OPNET Technologies,
Inc. assumes no obligation to update any such forward-looking statements. Forward-
looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.
For a discussion of such risks and uncertainties, see the Company’s reports filed with the Securities and Exchange Commission, including its 10-K for the fiscal year ended
March 31, 2007.

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OPNET Confidential – Not for release to third parties © 2007 OPNET Technologies, Inc. All rights reserved. OPNET and OPNET product names are trademarks of OPNET Technologies, Inc.
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Business Model (Actual and Projected)
41.3
27.6
82.4
39.3
OPERATING EXPENSES
New Software Licenses
Sales & Marketing
Research & Development
68 - 70
Operating Margin <9.0>% 7 – 10%
13.5
General & Administrative
9 - 10
35 - 36
24 - 25
73.4 Gross Margin 77 - 78
26.5
Professional Services
23 - 25
42 - 43
100%
REVENUE 100%
Model
SW License Updates
Technical Support & Services
34.2
34 - 35
Q4-FY 2009
62 - 65
15 - 19%
9 - 10
33 - 34
20 - 21
80 - 81
22 - 24
43 - 44
100%
35 - 36
Projected
Model
Q3-FY 2008
Actual
Model
Q4-FY 2010
Projected

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OPNET Confidential – Not for release to third parties © 2007 OPNET Technologies, Inc. All rights reserved. OPNET and OPNET product names are trademarks of OPNET Technologies, Inc.
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Enterprise Sales Team
Bookings as a Percentage of Quota
0%
10%
20%
30%
40%
50%
60%
70%
80%
Q3 FY 2006 Q4 FY 2006 Q1 FY 2007 Q2 FY 2007 Q3 FY 2007 Q4 FY 2007 Q1 FY 2008 Q2 FY 2008 Q3 FY 2008

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Earnings Release Investor Update
February 4, 2008
OPNET Confidential – Not for release to third parties © 2007 OPNET Technologies, Inc. All rights reserved. OPNET and OPNET product names are trademarks of OPNET Technologies, Inc.